EXHIBIT 99.3



                     Independent Auditors' Report



The Board of Directors
Southern Pacific Rail Corporation



We have audited the accompanying consolidated balance sheets of Southern Pacific Rail Corporation and Subsidiary Companies as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three year period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express and opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Pacific Rail Corporation and Subsidiary Companies as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1994 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, effective
January 1, 1993 the Company changed its methods of accounting for income taxes and post-retirement benefits other than pensions.



                                 KPMG PEAT MARWICK LLP



San Francisco, California
February 24, 1995